Exhibit 10.4

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

                            INTERPRO MANAGEMENT CORP.

                           CONVERTIBLE PROMISSORY NOTE

February 14, 2011                                                       $250,000

     Interpro Management Corp., a Nevada corporation (the "COMPANY"), for value received, promises to pay to the order of Vantage Associates SA (the "HOLDER"), the sum of Two Hundred Fifty Thousand Dollars ($250,000) (the "PRINCIPAL"), plus accrued interest, pursuant to the terms and conditions set forth herein.

     The Company and Holder agree as follows:

     1. ISSUANCE OF PRINCIPAL AND CONVERSION.

     1.1 Except as set forth in Section 3 below, the unpaid Principal of this Note and any accrued and unpaid interest shall be due and payable by the Company on February 14, 2012 ("MATURITY DATE").

     1.2 The unpaid Principal of this Note shall bear interest at the rate of ten percent (10%) per annum, simple interest. Interest on this Note shall be computed on the basis of a three hundred sixty-five (365) day year and actual days elapsed.

     1.3 If a Financing (as defined below) occurs prior to the Maturity Date, then the Holder may elect, at the Holder's discretion, to have all or part of the Principal of this Note and the accrued and unpaid interest thereon simultaneously with the initial closing of such Financing, converted into a number of shares of capital stock of the Company that are issued in the Financing (the "FINANCING CONVERSION SHARES") determined by dividing (i) the unpaid Principal of this Note and any accrued and unpaid interest thereon, as of the date of the closing of the Financing, by (ii) the price per share at which the Financing Conversion Shares are sold in the Financing. A "FINANCING" means the closing of the sale of shares of capital stock of the Company in an equity financing transaction in which the Company receives gross proceeds of at least $100,000, excluding conversion of this Note.

     1.4 The Company hereby waives demand and presentment for payment, notice of nonpayment, protest and notice of protest of this Note.

     1.5 In the event of conversion the Holder will surrender the original of this Note for conversion at the principal office of the Company at the time of such conversion. Holder agrees to execute all necessary documents in connection with the conversion of this Note, including a definitive stock purchase agreement. If upon such conversion of this Note a fraction of a share would result, then the Company will round up to the nearest whole share.

     2. ISSUANCE OF CONSIDERATION ON CONVERSION. As soon as practicable after receipt of the original Note and related documents for conversion pursuant to
Section 1, but in not event later than five (5) business days therefrom, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, a certificate or certificates for the number of shares of common stock to which the Holder will be entitled on such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel for the Company), together with any other securities and property, if any, to which the Holder is entitled on such conversion under the terms of this Note.

     3. CHANGE OF CONTROL. In the event (a) of any reorganization of the Company, (b) the Company consolidates with or merges into another entity, (c) the Company sells all or substantially all of its assets to another entity and then distributes the proceeds to its shareholders, or (d) the Company issues or otherwise sells securities representing more than 50% of the voting power of the Company in a single transaction or series of related transactions immediately after giving effect to such transaction or series of related transaction, other than a transaction contemplated by that certain Letter of Intent between the Company and George Blankenbaker, dated February 14, 2011, then, and in each such case, this Note shall become immediately due and payable.

     4. REPRESENTATIONS AND ACKNOWLEDGMENTS OF THE HOLDER. The Holder hereby represents, warrants, acknowledges and agrees that:

     4.1 INVESTMENT. The Holder is acquiring this Note and the securities issuable upon conversion of this Note (together, the "SECURITIES") for the Holder's own account, and not directly or indirectly for the account of any other person. The Holder is acquiring the Securities for investment and not with a view to distribution or resale thereof except in compliance with Securities Act of 1933 (the "ACT") and any applicable state law regulating securities.

     4.2 ACCESS TO INFORMATION. The Holder has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial condition and results of operations of the Company. The Holder has had access to such financial and other information as is necessary in order for the Holder to make a fully informed decision as to investment in the Company, and has had the opportunity to obtain any additional information necessary to verify any of such information to which the Holder has had access.

     4.3 ACCREDITED INVESTOR. The Holder is an "accredited investor" within the meaning of Regulation D of the rules and regulations promulgated under the Act and has such business or financial expertise as to be able to protect the Holder's own interests in connection with the purchase of the Securities.

     4.4 SPECULATIVE INVESTMENT. The Holder's investment in the Company represented by the Securities is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part; the amount of such investment is within the Holder's risk capital means and is not so great in relation to the Holder's total financial resources as would jeopardize the financial condition of the Holder in the event such investment were lost in whole or in part.

     4.5 UNREGISTERED SECURITIES.

     (a) The Holder must bear the economic risk of investment for an indefinite period of time because the Securities have not been registered under the Act and therefore cannot and will not be sold unless they are subsequently registered under the Act or an exemption from such registration is available. The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from the Act, including, without limitation, any exemption for limited sales in routine brokers' transactions pursuant to Rule 144 under the Act will become available.

     (b) Transfer of the Securities has not been registered or qualified under any applicable state law regulating securities and therefore the Securities cannot and will not be sold unless they are subsequently registered or qualified under any such state law or an exemption therefrom is available. The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from any such state law is or will become available.

     5. MISCELLANEOUS.

     5.1 WAIVER AND AMENDMENT. Any provision of this Note may be amended, waived or modified only upon the written consent of the Company and the Holder.

     5.2 RESTRICTIONS ON TRANSFER. This Note may only be transferred in compliance with applicable state and federal laws. All rights and obligations of the Company and the Holder will be binding upon and benefit the successors, assigns, heirs, and administrators of the parties.

     5.3 COMPANY REPRESENTATION. The Company represents to the Holder that the Company is a corporation duly organized, validly existing, authorized to exercise all its corporate powers, rights and privileges, and in good standing in the State of Nevada and has the corporate power and corporate authority to own and operate its properties and to carry on its business as now conducted; all corporate action on the part of the Company, its officers, directors, and shareholders necessary for the authorization, execution, delivery, and performance of all obligations under this Note have been taken; this Note constitutes a legally binding and valid obligation of the Company enforceable in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or other laws or court decisions relating to or affecting the rights of creditors generally, and such enforcement may be limited by equitable principles of general applicability.

     5.4 GOVERNING LAW. This Note will be governed by the laws of the State of Nevada applicable to contracts between Nevada residents wholly to be performed in Nevada.

     IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first above written.

INTERPRO MANAGEMENT CORP.,

a Nevada corporation

                                         By:
                                            ---------------------------------
                                            Mohanad Shurrab
                                            President

Agreed and Accepted by the Holder:


---------------------------------
Vantage Associates SA